UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2012, Genmark Diagnostics, Inc. (the “Company”) issued a press release announcing that Richard B. Slansky will be named as Chief Financial Officer of the Company effective April 23, 2012. Mr. Slansky will succeed Paul Ross, who will leave the Company after an appropriate transition period. A copy of the press release is filed with this Current Report as Exhibit 99.1.

Prior to joining the Company, Mr. Slansky, age 53, served as Chief Financial Officer of Digirad Corporation from March 2009 to March 2012. Mr. Slansky previously served as President, Chief Financial Officer, Director, and Corporate Secretary of SpaceDev Inc., a publicly held space technology and aerospace company. Mr. Slansky joined SpaceDev Inc. in February 2003 as Chief Financial Officer and Corporate Secretary. In November 2004, Mr. Slansky was appointed as President and Director of SpaceDev Inc. Mr. Slansky served as interim Chief Executive Officer, interim Chief Financial Officer, and Director for Quick Strike Resources, Inc., an IT training, services, and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as Chief Financial Officer, Vice President of Finance, Administration and Operations, and Corporate Secretary for Path 1 Network Technologies Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. Mr. Slansky earned a bachelor’s degree in economics and science from the University of Pennsylvania’s Wharton School of Business and a master’s degree in business administration in finance and accounting from the University of Arizona.

Pursuant to Mr. Slansky’s employment offer letter, he will be paid an annual base salary of $280,000 and will be eligible to receive an annual bonus of up to 50% of his base salary pursuant to the Company’s annual performance incentive bonus program. In addition, Mr. Slansky will receive the equivalent value of options to purchase 125,000 shares of the Company’s common stock in a combination of stock options and restricted stock pursuant to the Company’s 2010 Equity Incentive Plan. Any stock options will have an exercise price per share equal to the fair market value per share of the Company’s common stock on the date the option is granted.

The employment offer letter provides that, in the event Mr. Slansky is terminated by the Company without cause, Mr. Slansky will be entitled to receive a severance payment equal to six months’ base salary and six months’ health care and benefits coverage. In the event (i) Mr. Slanky’s duties or responsibilities as Chief Financial Officer are materially reduced, (ii) his employment is terminated by the Company without cause within the twelve months following the appointment of a new Chief Executive Officer or (iii) his employment is terminated without cause within the six months preceding or twelve months following a change of control, Mr. Slansky will be entitled to receive a severance payment equal to twelve months’ base salary and twelve months’ health care and benefits coverage.

The foregoing description of the employment offer letter is qualified in its entirety by reference to the actual text of the employment offer letter, a copy of which is filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Offer Letter, dated March 23, 2012, by and between Genmark Diagnostics, Inc. and Richard B. Slansky

99.1	Press release dated April 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: April 2, 2012	/s/ Matthew R. Cohen
Matthew R. Cohen
Senior Vice President, General Counsel and Corporate Secretary